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                                                                 Exhibit 99.10


                               PERFORMANCE ACCELERATED
                           RESTRICTED STOCK UNIT AGREEMENT

     PERFORMANCE ACCELERATED RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), restated as of the Grant Date (as defined below), by and between Hexcel Corporation, a Delaware corporation (the "Company"), and the Grantee.

     WHEREAS, pursuant to the Hexcel Corporation Incentive Stock Plan (the "Plan"), the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") granted Performance Accelerated Restricted Stock Units ("PARS") to the Grantee on ____, 1996 (the "Grant Date"); and

     WHEREAS, the Committee has determined that it is desirable and in the best interests of the Company to restate the grant of PARS; and WHEREAS, the Company and Grantee desire to restate the prior grant in its entirety as provided herein;

     NOW, THEREFORE, the parties agree as follows:

     1. NOTICE OF GRANT; INCORPORATION OF PLAN. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. Unless otherwise provided herein, capitalized terms used in this Agreement and set forth in the Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used in this Agreement and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The PARS granted herein constitute an Award within the meaning of the Plan.

     2. TERMS OF RESTRICTED STOCK. The grant of PARS provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

     (a) The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of Common Stock in respect of the PARS until such PARS have vested and been distributed to the Grantee in the form of shares of Common Stock.

     (b) Except as provided in this Section 2 (b), the PARS and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the distribution of


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     the Common Stock in respect of such PARS and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer PARS in contravention of this Section is void AB INITIO. PARS shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer PARS to members of this or her immediate family (I.E., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the PARS and the transferee of the PARS shall be subject to all conditions applicable to the PARS (including all of the terms and conditions of this Agreement) prior to transfer.

     3.  VESTING AND CONVERSION OF PARS.  The PARS shall vest on (a) March
1, 2003, or (b) on an earlier date or dates to the extent certain pre-determined performance criteria (the "PARS Goals") are achieved. The PARS Goals shall be as follows: if earnings of the Company before interest and taxes (determined by reference to the Company's audited financial statements) ("EBIT") equal or exceed $70 million for any fiscal year of the Company, 33-1/3% (or, if applicable, an additional 33 1/3%) of the total number of PARS shall become vested; if EBIT for any fiscal year of the Company equals or exceeds $80 million, 66-2/3% (or, if applicable, up to an additional 66 2/3%) of the total number of PARS shall become vested; and if EBIT for any fiscal year of the Company equals or exceeds $90 million, 100% of the total number of PARS shall become vested; PROVIDED, HOWEVER, that no more than 100% of the total number of PARS may become vested. Upon the later to occur of (i) March 1, 1999 or (ii) the vesting of a certain number of PARS, such vested PARS shall be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee; PROVIDED, HOWEVER, that, to the extent that (and only to the extent that) the Company would be precluded from deducting the associated compensation expense because of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such PARS shall be converted and distributed to the Grantee on the first business day of the first year (or years, if the first deferred distribution shall not include all of such PARS) in which the Company will not be so precluded; and PROVIDED FURTHER, that no PARS shall be converted and distributed to the Grantee unless the Grantee is an employee of the Company (or a Subsidiary) on December 31, 1998. On each dividend payment date with respect to the Common Stock subsequent to any PARS becoming fully vested but not yet converted and distributed by virtue of the immediately preceding proviso, the Company shall credit the Grantee with an additional number of fully vested whole and partial PARS (assuming each such PARS unit was a share of Common Stock) equal in value to the amount of dividends which the Grantee would have received on such dividend payment date if all such vested PARS (including PARS previously credited to the Grantee pursuant to this section) which had not yet been converted into shares had been so converted prior to the record date of such dividend. Such dividends will be credited as vested PARS as of the payment date of such


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dividends and such vested PARS shall thereafter be treated in the same manner as other PARS under this Agreement (the foregoing method of dividend crediting being referred to herein as being credited with the "Dividend Equivalent").

Upon the distribution of the shares of Common Stock in respect of the PARS, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing such shares of Common Stock, free of any restrictions.

     4.   TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL.

          (a) For purposes of the grant hereunder, any transfer of employment by the Grantee among the Company and its Subsidiaries shall not be considered a termination of employment. Notwithstanding any other provision contained herein or in the Plan, (i) if the Grantee dies or terminates employment due to Disability (as defined in the last Section hereof), all PARS shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee, (ii) if the Grantee's employment with the Company is involuntarily terminated other than for Cause (as defined in the last Section hereof), all PARS shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee, (iii) if the Grantee voluntarily terminates employment with the Company, all vested PARS shall be converted into shares of Common Stock and be immediately distributed to the Grantee, provided that the Grantee is an employee of the Company (or a Subsidiary) on December 31, 1998, and (iv) if the Grantee's employment with the Company terminates due to the Grantee's Retirement (as defined in the last Section hereof), all PARS shall vest, be converted in shares of Common Stock and be immediately distributed to the Grantee; PROVIDED, HOWEVER, that in each case an appropriate number of such PARS shall not be converted and distributed to the Grantee until the first business day of the first year in which the Company is not precluded from deducting the associated compensation expense under Section 162(m) of the Code, but only to the extent such number of PARS would not be deductible until such time; FURTHER, PROVIDED, that the Grantee shall, if applicable, be credited with the Dividend Equivalent with respect to such PARS.

     If the Grantee's employment with the Company is involuntarily terminated for Cause or the Grantee voluntarily terminates his employment with the Company, the Grantee shall forfeit all PARS which have not yet become vested as of the date of termination of employment.

          (b) In the event of a Change in Control (as defined in the last Section hereof), all PARS shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee.


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     5.   EQUITABLE ADJUSTMENT.  The aggregate number of shares of Common Stock subject to the PARS shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

     6. TAXES. The Grantee shall pay to the Company promptly upon request any taxes the Company reasonably determines it is required to withhold under applicable tax laws with respect to the PARS. Such payment shall be made as provided in Section IX(f) of the Plan.


     7. NO GUARANTEE OF EMPLOYMENT. Nothing set forth herein or in the Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

     8. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee's employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company,
Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

     9. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     10. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

     11. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such

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amendment of the Plan must be made in accordance with Section X of the
Plan.  The PARS granted herein constitute Awards within the meaning of the Plan.

     12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

     13. MISCELLANEOUS. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

     14.  DEFINITIONS.  For purposes of this Agreement:

     (I) the term "Beneficial Owner" (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act;

     (II) the term "Cause" shall mean (A) the willful and continued failure by the Grantee to substantially perform the Grantee's duties with the Company (other than any such failure resulting from the Grantee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Grantee by the Company, which demand specifically identifies the manner in which the Company believes that the Grantee has not substantially performed the Grantee's duties, or (B) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Grantee's part shall be deemed "willful" unless done, or omitted to be done, by the Grantee not in good faith and without the reasonable belief that the Grantee's act, or failure to act, was in the best interest of the Company;

     (III) the term "Change in Control" shall mean any of the following events:

               (A)(i) any Person (as defined in this Section), is or becomes the Beneficial Owner of 20% or more of either (x) the then outstanding Common Stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total (Voting Power"); excluding, however, the following: (1) any acquisition by the Company or any of its affiliates or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates and (ii) Ciba (as defined in this Section) beneficially

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          owns, in the aggregate, a lesser percentage of the Total Voting
          Power than such Person beneficially owns; or

               (B) a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement (as defined in this Section) or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, PROVIDED, FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

               (C) the approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction
          (i)pursuant to which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, or (ii) after which no Person beneficially owns a greater percentage of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation than does Ciba; or


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               (D) Ciba shall become the Beneficial Owner of more than 57.5% of the Total Voting Power; or

               (E) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (IV) the term "Ciba" shall mean Ciba-Geigy Limited, a Swiss corporation, or such corporation or corporations as are substituted for Ciba-Geigy Limited, together with their respective affiliates and any former affiliates holding Company voting securities pursuant to Section 4.01(b) of the Governance Agreement;

     (V) the term "Disability" shall mean that, as a result of the Grantee's incapacity due to physical or mental illness or injury, the Grantee shall not have performed all or substantially all of the Grantee's usual duties as an employee of the Company for a period of more than one-hundred-fifty
     (150) days in any period of one-hundred-eighty (180) consecutive days;

     (VI) the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

     (VII) the term "Governance Agreement" shall have the meaning given in the Strategic Alliance Agreement (as defined in this Section);

     (VIII) the term "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excluding Ciba for so long as Ciba is subject to the restrictions imposed by the Governance Agreement;

     (IX) the term "Retirement" shall mean termination of the Grantee's employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Company (or a Subsidiary thereof); and

     (X) the term "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement among the Company, Ciba-Geigy Limited and Ciba-Geigy Corporation, dated as of September 29, 1995, as amended.



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                                 Annex A
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                         NOTICE OF GRANT
          PERFORMANCE ACCELERATED RESTRICTED STOCK UNITS
               HEXCEL CORPORATION INCENTIVE STOCK PLAN

     The following employee of Hexcel Corporation, a Delaware corporation ("Hexcel") or a Subsidiary, has been granted performance accelerated restricted stock units in accordance with the terms of this Notice of Grant and the Agreement (as restated) to which this Notice of Grant is attached.

     The terms below shall have the meanings ascribed to them below when used in the Agreement.


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| Grantee                               |                                   |
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| Address of Grantee                    |                                   |
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| Employee Number                       |                                   |
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| Employee ID Number                    |                                   |
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| Foreign Sub Plan, if applicable       |                                   |
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| Grant Date                            |                                   |
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| Aggregate Number of PARS              |                                   |
| Granted                               |                                   |
 ---------------------------------------------------------------------------


     IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Agreement (as restated) to which this Notice of Grant is attached and execute this Notice of Grant and the Agreement as of the Grant Date.

__________________________              HEXCEL CORPORATION
Grantee
                                   By:_________________________

                                   Name:_______________________

                                   Title:_________________________



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